Exhibit 23.5

Consent of Janney Montgomery Scott LLC

     We hereby consent to the inclusion of our opinion letter, issued and dated May 20, 2008, to the Board of Directors of Harleysville National Corporation (“Harleysville National”) as an Appendix to the Joint Proxy Statement/Prospectus relating to the proposed merger by and between Harleysville National and Willow Financial Bancorp (“Willow Financial”) contained in Harleysville’s Proxy/Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy/Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Janney Montgomery Scott LLC

June 26, 2008